EXHIBIT 99.1

                                       FOR:  Consolidated Graphics, Inc.

                                   CONTACT:  Ronald E. Hale, Jr.
                                             Consolidated Graphics, Inc.
                                             Vice President & Treasurer
                                             (713) 787-0977

                                             Betsy Brod/Jonathan Schaffer
                                             Media:Merredith Ingram/Heather Fox
                                             Morgen-Walke Associates, Inc.
                                             (212) 850-5600


FOR IMMEDIATE RELEASE

           CONSOLIDATED GRAPHICS REPORTS RECORD FIRST QUARTER RESULTS
      --Strong Operating Performance and New Acquisitions Generate 64% Net
                               Income Increase--

     HOUSTON, TEXAS - July 28, 1999 - Consolidated Graphics, Inc. (NYSE:CGX) today announced record results for the quarter ended June 30, 1999.

o     71% increase in sales to $145.8 million.

o     68% increase in operating income to $20.5 million.

o     64% increase in net income to $10.7 million.

o     46% increase in earnings per diluted share to $.70.

     Joe R. Davis, Chairman and Chief Executive Officer, commented, "Our strong operating performance and focused acquisition program produced the 13th consecutive quarter of record results. Profitability was enhanced through investments in technology and management and a leveraging of our purchasing strength.

     "During the quarter, we completed five printing company acquisitions and announced letters of intent to acquire four others. Together, these nine acquisitions represent over $90 million in annual sales and expand Consolidated Graphics' presence in Baltimore; Columbia, South Carolina; Dallas; Los Angeles and Milwaukee. By joining Consolidated Graphics, these profitable, well-managed commercial printers now have the technological, managerial and financial resources to improve upon their already strong operating performance. The strength of our capital structure and our position as the industry leader have enabled us to pursue these attractive opportunities and capitalize upon a favorable acquisition environment."

                                 -MORE-

Consolidated Graphics Reports First Quarter Results                   Page -2-

     Mr. Davis concluded, "As we grow, our emphasis remains on providing customers with the highest-quality service. Our announcement today naming John Green as Executive Vice President - Digital Media Services reinforces our service philosophy and demonstrates a commitment to helping customers find new and innovative ways to use their digital media."

     Consolidated Graphics, Inc. is the fastest growing printing company in the United States. A consolidator in a highly fragmented industry, the Company adds value to its acquisitions through managerial and operational expertise, financial strength and economies of scale. Upon completion of pending acquisitions, Consolidated Graphics will have companies in 25 states with annualized revenues in excess of $650 million. For more information, visit the Company's website at www.consolidatedgraphics.com.

     This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance, or other expectations implied by these forward-looking statements. Consolidated Graphics' expectations regarding run-rate revenues assume, among other things, completion of pending acquisitions, general economic conditions, continued demand for its product, the availability of raw materials, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics' filings with the Securities and Exchange Commission.


                                 (Table Follows)


                             CONSOLIDATED GRAPHICS, INC.
                            Consolidated Income Statement
                      (In thousands, except per share amounts)


                                                       Three Months Ended
                                                             June 30,
                                                        1999         1998

Sales                                                 $145,829     $ 85,100
Cost of Sales                                          100,152       58,014
  GROSS PROFIT                                          45,677       27,086

Selling Expense                                         14,091        8,291
General and Administrative Expense                      11,100        6,619
  OPERATING INCOME                                      20,486       12,176

Interest Expense, net                                    2,665        1,471
  Pretax Income                                         17,821       10,705

Income Taxes                                             7,128        4,175
  NET INCOME                                          $ 10,693     $  6,530

Earnings Per Share - BASIC                            $    .71     $    .50

Earnings Per Share - DILUTED                          $    .70     $    .48


Weighted Average Shares Outstanding - BASIC             15,083       13,052

Weighted Average Shares Outstanding - DILUTED           15,378       13,494



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